UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): July 17, 2023

CONCENTRIX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-39494	27-1605762
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

39899 Balentine Drive, Newark, California	94560
(Address of principal executive offices)	(Zip Code)

(800) 747-0583
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CNXC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01.	Other Events

On July 17, 2023, Concentrix Corporation (the “Company”) distributed certain information relating to Marnix Lux SA to potential investors, which is furnished as Exhibit 99.1 to this Form 8-K and incorporated by reference herein.

Financial Statements

In connection with the previously announced transaction (the “Transaction”) by which the Company and OSYRIS S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg and a direct wholly owned subsidiary of the Company, have committed to acquire all of the issued and outstanding capital stock of Marnix Lux SA, a public limited liability company (société anonyme) incorporated under the laws of the Grand Duchy of Luxembourg (“Webhelp Parent”), and the parent company of the Webhelp business, also included in this Current Report on Form 8-K are certain (i) audited consolidated financial statements of Webhelp Parent and its subsidiaries, (ii) unaudited consolidated financial statements of Webhelp Parent and its subsidiaries and (iii) unaudited pro forma condensed combined financial statements of the Company giving effect to the Transaction, each as described in Item 9.01 of this Current Report on Form 8-K.

The consents of Deloitte & Associés and PricewaterhouseCoopers Audit, the joint independent auditors of Webhelp Parent, consenting to the incorporation by reference in certain of the Company’s registration statements of their report forming part of Exhibit 99.3 hereto, are filed as Exhibit 23.1 and Exhibit 23.2, respectively, hereto, and incorporated by reference herein.

Management’s Discussion and Analysis of Financial Condition and Results of Operations of Webhelp Parent

Also filed herewith as Exhibit 99.2 hereto are Webhelp Parent’s Management’s Discussion and Analysis of Financial Condition and Results of Operations for the years ended December 31, 2022 and 2021 and Webhelp Parent’s Management’s Discussion and Analysis of Financial Condition and Results of Operations for the three-month periods ended March 31, 2023 and 2022.

Item 9.01.	Financial Statements and Exhibits.

The audited consolidated financial statements of Webhelp Parent and its subsidiaries as of and for the years ended December 31, 2022 and 2021 (which include unaudited financial information for the year ended December 31, 2020), are filed as Exhibit 99.3 hereto and incorporated by reference herein. The consolidated financial statements of Webhelp Parent as of and for the years ended December 31, 2022 and 2021 and for each of the years then ended have been audited by Deloitte & Associés and PricewaterhouseCoopers Audit, independent auditors, as set forth in their report thereon, which is incorporated by reference herein (which report expresses an unqualified opinion on such financial statements).

The unaudited consolidated financial statements of Webhelp Parent and its subsidiaries as of March 31, 2023 and for the three-month periods ended March 31, 2023 and 2022 are filed as Exhibit 99.4 hereto and incorporated by reference herein.

(b) Pro forma financial information.

The Company’s unaudited pro forma condensed combined statements of operations for the six months ended May 31, 2023 and the year ended November 30, 2022 and the unaudited pro forma condensed combined balance sheet as of May 31, 2023, each with related notes thereto, are filed as Exhibit 99.5 hereto and incorporated by reference herein.

(d) Exhibits.

Exhibit No.	Document Description

23.1	Consent of Deloitte & Associés, Independent Auditor.

23.2	Consent of PricewaterhouseCoopers Audit, Independent Auditor.

99.1	Certain information relating to Marnix Lux SA.

99.2
Webhelp Parent’s Management’s Discussion and Analysis of Financial Condition and Results of Operations for the years ended December 31, 2022 and 2021 and for the three-month periods ended March 31, 2023 and 2022.

99.3
Audited consolidated financial statements of Webhelp Parent and its subsidiaries as of and for the years ended December 31, 2022 and 2021 (which include unaudited financial information for the year ended December 31, 2020), and the report of Deloitte & Associés and PricewaterhouseCoopers Audit.

99.4	Unaudited consolidated financial statements of Webhelp Parent and its subsidiaries as of March 31, 2023 for the three-month periods ended March 31, 2023 and 2022.

99.5
Unaudited pro forma condensed combined statements of operations for the six months ended May 31, 2023 and the year ended November 30, 2022 of the Company and unaudited pro forma condensed combined balance sheet as of May 31, 2023 of the Company.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 17, 2023	CONCENTRIX CORPORATION

	By:	/s/ Jane C. Fogarty
Jane C. Fogarty Executive Vice President, Legal